CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Roge Partners Fund and to the use of our report dated August 31, 2015 on the financial statements and financial highlights of the Roge Partners Fund, a series of Northern Lights Fund Trust III. Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 27, 2015